Exhibit 99.1

FUJITSU SEMICONDUCTOR LIMITED

Analog Semiconductor and

Microcontroller Products Business

(the “AM Business”)

AUDITED COMBINED ABBREVIATED

FINANCIAL STATEMENTS

March 31, 2012 and 2013

Ernst & Young ShinNihon LLC Hibiya Kokusai Bldg. 2-2-3 Uchisaiwai-cho, Chiyoda-ku Tokyo, Japan 100-0011	Tel: +81 3 3503 1100 Fax: +81 3 3503 1197 www.shinnihon.or.jp

Report of Independent Auditors

The Board of Directors and Shareholder of

Fujitsu Semiconductor Limited

We have audited the accompanying combined abbreviated financial statements of the analog semiconductor and microcontroller business (the “AM Business”), a division of Fujitsu Semiconductor Limited, which comprise the combined statements of assets to be acquired and liabilities to be assumed as of March 31, 2012 and 2013, and the related combined statements of revenue and direct expenses for the years then ended, and the related notes to the combined abbreviated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. The accompanying combined abbreviated financial statements were prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission, as described in Note 1 to the combined abbreviated financial statements, and are not intended to be a complete presentation of the AM Business’ assets, liabilities, revenues, and expenses.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined abbreviated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined abbreviated financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the AM Business at March 31, 2012 and 2013, and its revenue and direct expenses for the years then ended on the basis of accounting described in Note 1 and in conformity with U.S. generally accepted accounting principles.

July 22, 2013

A member firm of Ernst & Young Global Limited

ANALOG SEMICONDUCTOR AND MICROCONTROLLER PRODUCTS BUSINESS

(A DIVISION OF FUJITSU SEMICONDUCTOR LIMITED)

Combined Statements of Assets to Be Acquired and Liabilities to Be Assumed

(in millions of Japanese yen unless stated otherwise)

	As of March 31
	2012	2013
Assets to be acquired

Inventories (note 6)	¥5,908	¥5,513
Fixed assets, net	628	487
Intangible assets, net	93	163

Total assets to be acquired	¥6,629	¥6,163

Liabilities to be assumed

Accrued expenses (note 7)	¥2,356	¥2,265
Retirement benefits (note 8)	5,970	5,795

Total liabilities to be assumed	¥8,326	¥8,060

Net liabilities to be assumed	¥(1,697)	¥(1,897)

See accompanying notes to combined abbreviated financial statements.

ANALOG SEMICONDUCTOR AND MICROCONTROLLER PRODUCTS BUSINESS

(A DIVISION OF FUJITSU SEMICONDUCTOR LIMITED)

Combined Statements of Revenue and Direct Expenses

for the years ended March 31, 2012 and 2013

(in millions of Japanese yen unless stated otherwise)

	2012	2013
Revenue:
Revenue (note 3)	¥55,642	¥45,272

Expenses:
Cost of revenue (note 3)	49,962	44,585
Selling, general and administrative expenses (notes 4 and 5)	17,395	15,654

Total Expenses	¥67,357	¥60,239

Excess direct expenses over revenues	¥(11,715)	¥(14,967)

See accompanying notes to combined abbreviated financial statements.

ANALOG SEMICONDUCTOR AND MICROCONTROLLER PRODUCTS BUSINESS

(A DIVISION OF FUJITSU SEMICONDUCTOR LIMITED)

Notes to the Combined Abbreviated Financial Statements

1.	Description of Transactions and Basis of Presentation

Description of Transactions

On April 30, 2013, Fujitsu Semiconductor Limited (the “Company” or “FSL”), a wholly-owned subsidiary of Fujitsu, Ltd. (“Fujitsu”), entered into a definitive agreement (the “Agreement”) to sell its analog semiconductor and microcontroller products business in Japan, together with those operated by Fujitsu VLSI Limited and Fujitsu Microelectronics Solutions Limited, which are subsidiaries of FSL (the “AM Business”) to Spansion LLC (“Spansion”), a Delaware limited liability company and a wholly owned subsidiary of Spansion, Inc., and Nihon Spansion Limited, a Japanese corporation and a wholly owned subsidiary of Spansion LLC, for consideration of approximately US$110 million. Fujitsu Electronics Inc., a subsidiary of FSL, will continue to support customers in Japan as a distribution agent of Spansion after the transaction. FSL will also be commissioned for certain period of time to manufacture microcontroller and analog products for Spansion after the transaction. In addition, FSL and Spansion have agreed as a condition precedent to closing of the transaction to negotiate an agreement for Spansion LLC to purchase existing inventory related to the AM Business for approximately US$65 million, subject to an adjustment depending on the valuation and volume of inventory available at the time of closing. Therefore, the accompanying combined abbreviated financial statements include the inventories that are specified in the purchase agreement.

The AM Business subject to the sale under the Agreement is engaged in the development, marketing, sales, distribution and maintenance of analog semiconductor and microcontroller products. Manufacturing of the AM Business products will continue to be conducted by FSL. The AM Business sells those products to distributors and semiconductor user manufacturers, mainly in Europe, Japan and Asia. Under the terms of the Agreement, certain sales channels for Japanese customers are not included in the scope of the transfer to Spansion. Under the terms of the Agreement, FSL will also transfer to Spansion certain AM Business-related assets and liabilities of the following subsidiaries:

Fujitsu Semiconductor America, Inc.

Fujitsu Semiconductor Europe GmbH

Fujitsu Semiconductor Pacific Asia Ltd.

Fujitsu Semiconductor (Shanghai) Co., Ltd.

Fujitsu Semiconductor Design (Chengdu) Co., Ltd.

Fujitsu Semiconductor Asia Pte. Ltd.

Fujitsu Semiconductor Korea Limited

Basis of Presentation

The accompanying combined abbreviated financial statements, which comprise the combined statements of assets to be acquired and liabilities to be assumed and the combined statements of revenue and direct expenses of the AM Business, were prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and are not intended to be a complete presentation of the AM Business’ assets, liabilities, revenues, and expenses.

ANALOG SEMICONDUCTOR AND MICROCONTROLLER PRODUCTS BUSINESS

(A DIVISION OF FUJITSU SEMICONDUCTOR LIMITED)

Notes to the Combined Abbreviated Financial Statements

Since the AM Business is a component of FSL, it is impracticable to prepare full financial statements as required by SEC Regulation S-X. All cash flow requirements of the AM Business were funded by FSL and cash management functions were not performed at the AM Business level. Therefore it is impracticable to prepare a statement of cash flows, including cash flows from operating and financing activities as the AM Business did not maintain a separate cash balance. Major sources of cash come from the sale of products, and uses are for raw materials, capital expenditures, and payroll-related costs.

The combined abbreviated financial statements represent the AM Business subject to the sale under the Agreement, and have been derived from the financial statements and accounting records of FSL and its subsidiaries that are subject to the Agreement. As such, financial statements of those subsidiaries not subject to the Agreement, such as Fujitsu Electronics, Inc., (“FEI”), Fujitsu Semiconductor Technologies, Inc. (“FSET”), Fujitsu Integrated Microtechnology, Ltd. (“FIM”), were excluded from the combined abbreviated financial statements. Therefore, transactions between the AM Business included in the combined abbreviated financial statements and those subsidiaries not subject to the Agreement were accounted for as transactions with third parties, which are disclosed as related party transactions as applicable.

For the periods presented, certain assets, liabilities, revenue and expenses in the combined abbreviated financial statements include allocations from FSL. To the extent that an asset, liability, revenue or expense is identifiable and directly related to the AM Business, it is reflected in the AM Business combined abbreviated financial statements. Certain expenses reflect FSL corporate allocations attributable to the AM Business, including freight and distribution costs, employee benefits, manufacturing costs, marketing and selling costs, research and development costs, and human resource expenses. Allocations used for the combined statements of revenues and direct expenses and combined statements of assets to be acquired and liabilities to be assumed are as follows:

Combined statements of revenues and direct expenses

The combined statements of revenues and direct expenses include primarily the revenues and expenses, directly attributable to the AM Business, and do not include interest income and expense, other non-operating income and expenses, income taxes or any other indirect expenses.

FSL allocated certain corporate expenses incurred on behalf of the AM Business to the AM Business using a variety of methods that reflect the nature of the costs incurred and the AM Business’s activities. The allocated corporate expenses include charges for information technology, human resources, finance, logistics, general affairs, marketing, legal and similar costs. Allocation methodologies include metrics such as relative headcount and revenues.

The combined statements of revenue and direct expenses include an allocation of the voluntary termination benefits recorded by FSL. Cost for these benefits was accrued at the time the offer was made and accepted by the employees subject to termination in accordance with ASC 420, Exit or Disposal Cost Obligations. These termination benefits were offered to employees of the manufacturing facility divested during the year ended March 31, 2013. FSL recorded an expense of 2,152 million yen relating to these benefits during the year ended March 31, 2013. Such expense was allocated based on the relative percentage of the AM Business sales, and included in the combined statement of revenue and direct expenses.

ANALOG SEMICONDUCTOR AND MICROCONTROLLER PRODUCTS BUSINESS

(A DIVISION OF FUJITSU SEMICONDUCTOR LIMITED)

Notes to the Combined Abbreviated Financial Statements

The combined statements of revenue and direct expenses do not include any fixed asset impairment charges recorded by FSL during the years ended March 31, 2012 and 2013, because it is impracticable to make a reasonable allocation of such impairment charges to the AM Business since the majority of fixed assets held by FSL are shared by different product lines and there is no basis to identify carrying values of the impaired assets specific to the AM Business. Total impairment charges recorded by FSL amounted to 1,300 million yen and 17,032 million yen for the years ended March 31, 2012 and 2013, respectively. Further, no production related assets will be transferred to Spansion as part of the Agreement.

Combined statements of assets to be acquired and liabilities to be assumed

The combined statements of assets to be acquired and liabilities to be assumed of the AM Business only include the specific assets and liabilities that are to be transferred in accordance with terms of the Agreement.

The Agreement also prescribes transferring certain employees of FSL and its subsidiaries. The majority of these employees are those employed by FSL. Since all FSL employees are employed by Fujitsu and seconded to FSL, they are participants of the Fujitsu pension plan and accrued pension liability has been derived from allocation of the Fujitsu pension plan for those employees primarily engaged in the AM Business.

Management believes that the assumptions underlying the allocations in these combined abbreviated financial statements are reasonable. However, the combined abbreviated financial statements included herein do not necessarily reflect the results of operations and financial position of the AM Business as if it had operated as a stand-alone entity, nor are they intended to provide an indication of how the AM Business will perform in the future.

2.	Summary of Significant Accounting Policies

Accounting policies

The combined abbreviated financial statements are prepared in accordance with US GAAP. Historical cost is used as the measurement basis unless otherwise indicated.

Foreign currencies

FSL uses the Japanese Yen as its reporting currency. For combination purposes, the financial statement items of the entities within the AM Business with a functional currency other than the Japanese Yen are translated into Japanese Yen. Assets and liabilities are translated using the exchange rates as of the end of the applicable periods. Income and expense items denominated in foreign currencies are translated at average exchange rates during the applicable periods.

ANALOG SEMICONDUCTOR AND MICROCONTROLLER PRODUCTS BUSINESS

(A DIVISION OF FUJITSU SEMICONDUCTOR LIMITED)

Notes to the Combined Abbreviated Financial Statements

Inventories

Inventories are stated at the lower of cost or market. The cost of inventories comprise all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include direct labor and fixed and variable production overheads, taking into account the stage of completion. The cost of inventories is determined using the average cost method. An allowance is made for the estimated losses due to obsolescence. This allowance is determined for products based on purchases in the recent past and/or expected future orders and market conditions. Abnormal amounts of idle facility expense and waste are not capitalized in inventory. The allocation of fixed production overheads to the inventory cost is based on the normal capacity of the production facilities.

Property and equipment

Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method based on estimated useful lives of the assets. Fixed assets primarily consist of semiconductor evaluation assets which are depreciated over three to five years. Accumulated depreciation amounted to 4,884 million yen and 5,082 million yen as of March 31, 2012 and 2013, respectively.

Intangible assets

Intangible assets with definitive lives arising from acquisitions are amortized using the straight-line method over their estimated useful lives. Remaining useful lives are evaluated every year to determine whether events and circumstances warrant a revision to the remaining period of amortization. Intangible assets primarily consist of costs of computer software for internal use which is amortized over five years.

Benefit accounting

The AM Business accounts for the cost of pension plans and postretirement benefits other than pensions in accordance with ASC 715, Compensation-Retirement Benefits.

The AM Business’ employees participate in pension and other postretirement benefit plans primarily in Japan. The costs of pension and other postretirement benefits and related assets and liabilities with respect to the AM Business’ employees participating in defined-benefit plans have been recognized within the combined abbreviated financial statements based upon actuarial valuations of the Fujitsu’s pension plan along with allocation to those primarily engaged in the AM Business. Plan assets of the Fujitsu’s pension plan are valued at their fair value and allocated in proportion to the allocated projected benefit obligation of the AM Business.

The net pension liability or asset recognized in the combined statements of assets to be acquired and liabilities to be assumed in respect of defined benefit pension plans is the present value of the projected defined-benefit obligation less the fair value of plan assets at the period end.

The projected defined-benefit obligation is calculated annually using the projected unit credit method. The discount rate is derived from market yields on high quality corporate bonds.

ANALOG SEMICONDUCTOR AND MICROCONTROLLER PRODUCTS BUSINESS

(A DIVISION OF FUJITSU SEMICONDUCTOR LIMITED)

Notes to the Combined Abbreviated Financial Statements

Pension costs in respect of defined-benefit pension plans primarily represent the increase in the actuarial present value of the obligation for pension benefits based on employee service during the year and the interest on this obligation in respect of employee service in previous years.

Actuarial gains and losses arise mainly from changes in actuarial assumptions and differences between actuarial assumptions and what has actually occurred. They are recognized in the combined statements of revenue and direct expenses over the expected average remaining service periods of the employees. Events which invoke a curtailment or a settlement of a benefit plan will be recognized in the combined statements of revenue and direct expenses.

Unrecognized prior-service costs related to pension plans and postretirement benefits other than pensions are amortized to the combined statements of revenue and direct expenses over the average remaining service period of the active employees.

Revenue recognition

The AM Business’ revenue is primarily derived from sales of analog semiconductor and microcontroller products. The AM Business applies the guidance in SEC Staff Accounting Bulletin (SAB) Topic 13 ‘Revenue Recognition’ and recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collection is reasonably assured, based on the terms and conditions of the sales contract, which is upon delivery to the customers.

Revenue is recorded net of sales taxes, customer discounts, rebates and other contingent discounts granted to distributors. Shipping and handling costs are reported as selling expenses.

Cost of Revenue

The AM Business’ cost of revenue consists primarily of the cost of semiconductor wafers and other materials, and the cost of assembly and testing. Cost of revenue also includes personnel costs and overhead related to manufacturing and manufacturing engineering operations, related occupancy and equipment costs, manufacturing quality tests, order fulfillment and inventory adjustments, including write-downs for inventory obsolescence and other expenses.

Research and development

Costs of research and development are expensed in the period in which they are incurred.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (US GAAP) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined abbreviated financial statements and the reported amounts of revenues and direct expenses during the reporting period. Actual results could differ from those estimates.

ANALOG SEMICONDUCTOR AND MICROCONTROLLER PRODUCTS BUSINESS

(A DIVISION OF FUJITSU SEMICONDUCTOR LIMITED)

Notes to the Combined Abbreviated Financial Statements

3.	Relationship with FSL and other related parties

Revenue

After the completion of the transaction, the AM Business will design and sell analog semiconductors and microcontroller products purchased primarily from FSL to third parties and the sales companies within the FSL group. For purposes of the combined statements of revenue and direct expenses, revenue amount includes revenue generated from products sold to third parties as well as FEI, a sales subsidiary not subject to the Agreement. Sales prices of products sold to FEI are based on agreed transferred prices. Revenue from FEI amounted to 24,134 million yen and 21,151 million yen for the years ended March 31, 2012 and 2013, respectively.

Cost of Revenue

Cost of revenue comprises the direct cost of goods sold and any inventory write-downs to lower market value related to the AM Business, incurred at FSL and subsidiaries subject to the Agreement. Indirect production costs and manufacturing results from over and under utilization of production capacity are allocated to cost of revenue. Manufacturing variances were allocated based on the relative revenue of the AM Business to the entire revenue of FSL. For purposes of the combined statements of revenue and direct expenses, purchases from FIM and FSET are included as part of the cost of sales rather than manufacturing costs. Purchase prices of the products manufactured by and purchased from FIM and FSET are based on cost plus margin. Purchases from FIM amounted to 14,001 million yen and 9,106 million yen for the years ended March 31, 2012 and 2013, respectively. Purchases from FSET amounted to 10,262 million yen and 8,570 million yen for the years ended March 31, 2012 and 2013, respectively.

4.	Selling, general and administrative expenses

Selling, general and administrative expenses consisted of the following for the years ended March 31, 2012 and 2013:

	(in Millions of Yen)
	2012	2013
Sales expenses	¥3,552	¥3,525
License fees payable to Fujitsu	806	556
Brand fees payable to Fujitsu	435	462
Administrative expenses	4,105	3,792

	¥8,898	¥8,335

Shipping and handling costs totaled 334 million yen and 287 million yen for the years ended March 31, 2012 and 2013, respectively.

5.	Research and Development expenses

The AM Business incurred research and development costs amounted to ¥8,497 million and ¥7,319 million for the years ended March 31, 2012 and 2013, respectively.

ANALOG SEMICONDUCTOR AND MICROCONTROLLER PRODUCTS BUSINESS

(A DIVISION OF FUJITSU SEMICONDUCTOR LIMITED)

Notes to the Combined Abbreviated Financial Statements

6.	Inventories

Inventories consisted of the following as of March 31, 2012 and 2013:

	(in Millions of Yen)
	2012	2013
Finished goods	¥3,578	¥3,167
Work-in-process	2,330	2,346

	¥5,908	¥5,513

7.	Accrued expenses

Accrued expenses consisted of the following as of March 31, 2012 and 2013:

	(in Millions of Yen)
	2012	2013
Accrued salaries and wages	¥269	¥267
Accrued vacation	417	378
Accrued Bonus	1,670	1,620

	¥2,356	¥2,265

8.	Retirement benefits

FSL and its subsidiaries in Japan participate in contributory defined benefit plans which cover substantially all employees. The defined benefit plan (the “Plan”), which is referred to as the Fujitsu Corporate Pension Fund, entitles employees upon retirement at the normal retirement age to either a lump-sum payment or pension annuity payments for life commencing at age 60, or a combination of both based on their length of service, base salary and the number of years of participation in the Plan. The contributions of FSL and the subsidiaries covered by the Plan and their employees are made to the Fujitsu Corporate Pension Fund, which is an external organization. For the purpose of the combined abbreviated financial statements of the AM Business, retirement benefits related liability is calculated based on a pro-rata basis of employees related to the AM Business to the employees of FSL. Plan assets are also allocated on a pro-rata basis based on the AM Business’ PBO in comparison to the aggregate PBO of FSL.

The benefits provided by defined-benefit plans are based on employees’ years of service and compensation levels. Contributions are made by FSL and the subsidiaries, as necessary, to provide assets sufficient to meet the benefits payable to defined-benefit pension plan participants. These contributions are determined based upon various factors, including funded status, legal and tax considerations as well as local customs.

ANALOG SEMICONDUCTOR AND MICROCONTROLLER PRODUCTS BUSINESS

(A DIVISION OF FUJITSU SEMICONDUCTOR LIMITED)

Notes to the Combined Abbreviated Financial Statements

Reconciliations of the beginning and ending balances of the benefit obligation for the years ended March 31, 2012 and 2013 are as follows:

	(in Millions of Yen)
	2012	2013
Change in benefit obligation:
Benefit obligation at the beginning of the year	¥11,848	¥13,265
Service cost	830	895
Interest cost	239	228
Actuarial loss	348	690
Curtailment	—	(122)

Benefit obligation at the end of the year	¥13,265	¥14,956

Change in plan assets:
Fair value of plan assets at beginning of year	¥6,823	¥7,295
Actual return on plan assets	(586)	769
Employers’ contributions	937	961
Employees’ cash contributions	121	136

Fair value of plan assets at end of year	¥7,295	¥9,161

Funded status	¥(5,970)	¥(5,795)

The above reconciliation was prepared for the benefits relative to the employees who are primarily engaged in the AM Business, excluding the employees engaged in the production of the AM Business products since the manufacturing facilities are not subject to the Agreement. The retirement benefit costs included in the combined statements of revenue and direct expenses includes related costs for those engaged in production of the AM Business products but are not to be transferred to Spansion in accordance with the Agreement, as those costs are comprised of production costs that are directly associated with the AM Business revenues presented herein.

Net periodic retirement cost for the years ended March 31, 2012 and 2013 consists of the following components:

	(in Millions of Yen)
	2012	2013
Service cost	¥1,069	¥1,146
Interest cost	311	297
Expected return on plan assets	(271)	(290)
Recognized actuarial loss	412	502
Employees’ contributions	(153)	(175)

Net periodic retirement cost	¥1,368	¥1,480

ANALOG SEMICONDUCTOR AND MICROCONTROLLER PRODUCTS BUSINESS

(A DIVISION OF FUJITSU SEMICONDUCTOR LIMITED)

Notes to the Combined Abbreviated Financial Statements

The Company uses its year-end as the measurement date for the benefit obligation. Weighted-average assumptions used to determine the year-end benefit obligations are as follows:

	2012	2013
Discount rate	1.7%	1.2%
Rate of compensation increase	3.3%	3.3%

Weighted-average assumptions used to determine the net periodic retirement cost for the years ended March 31, 2012 and 2013 are as follows:

	2012	2013
Discount rate	2.0%	1.7%
Expected long-term return on plan assets	3.1%	3.1%
Rate of compensation increase	3.3%	3.3%

The expected long-term rate of return on plan assets is developed for each assets class, and is determined primarily on historical returns on the plan assets and other factors.

The expected future benefit payments, which reflect expected future service, are as follows:

Years ending March 31:	(in Millions of Yen)
2014	¥4,381
2015	507
2016	561
2017	614
2018	637
2019 and 2023	4,023

In accordance with the Agreement, employees to be transferred to Spansion will remain in the Plan and all pension related costs will be billed to Spansion periodically. Similarly, related Plan assets will continue to be managed and invested by the Plan, therefore, plan asset and investment policy related disclosures have been omitted from the combined abbreviated financial statements.

9.	Commitments and contingencies

Litigation

The AM Business is involved in legal proceedings incidental to the normal course of business. Although the ultimate outcome of these matters cannot be determined, management believes that the final disposition of these proceedings, if any exist, will not have a material adverse effect on the financial position or results of operations of the AM Business.

ANALOG SEMICONDUCTOR AND MICROCONTROLLER PRODUCTS BUSINESS

(A DIVISION OF FUJITSU SEMICONDUCTOR LIMITED)

Notes to the Combined Abbreviated Financial Statements

10.	Subsequent Event

Management of FSL has evaluated subsequent events through July 22, 2013, the date at which the combined abbreviated financial statements were available to be issued, and determined that there are no items to be disclosed other than those described below.

In accordance with a resolution made at Board of Directors Meeting on March 26, 2013, FSL implemented an early retirement incentive plan for FSL Group employees of which enrollment period in Japan was from April 17, 2013 to April 26, 2013. As a result, 1,963 employees in the semiconductor business in Japan accepted the terms of the early retirement incentive plan during the enrollment period. FSL will record a special retirement benefit charge of approximately 22,000 million yen in its 1st quarter ended June 30, 2013. The charge to be allocated to the AM Business is estimated at approximately 5,400 million yen.

The incentive plan also includes certain employees at foreign operations and will be subject to similar terms. It is expected that approximately 400 employees of foreign locations would apply to the plan by which approximately 2,900 million yen would be recognized in the first half of the fiscal year ending March 31, 2014. The charge to be allocated to the AM Business is estimated at approximately 576 million yen.